UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

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◻	Preliminary Proxy Statement
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SES AI Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 1, 2025

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2025 Annual Meeting of Stockholders of SES AI Corporation, (the “Annual Meeting”) to be held on October 1, 2025 at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/SES2025 and entering the control number found on your proxy card, voting instruction form or notice you previously received.

The purpose of the Annual Meeting is to:

1.	elect the Class III director nominee listed in the accompanying proxy statement (this “Proxy Statement”);
2.	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	approve, in a non-binding advisory vote, the compensation paid to our named executive officers; and
4.	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of Class A or Class B Common Stock of record at the close of business on August 25, 2025 may vote at the Annual Meeting. Each holder of Class A Common Stock of record is entitled to one vote for each share of Class A Common Stock held at that time. Each holder of Class B Common Stock of record is entitled to ten (10) votes for each share of Class A Common Stock held at that time. During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at https://www.virtualshareholdermeeting.com/SES2025 by following the instructions contained in the Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on October 1, 2025:

This Proxy Statement and the 2025 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2024, are first being mailed to our stockholders on or about September 9, 2025.

By order of the Board of Directors,

/s/ Dr. Qichao Hu
Dr. Qichao Hu
Founder, CEO and Chairman
September 9, 2025

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

SES AI CORPORATION

35 CABOT ROAD

WOBURN, MASSACHUSETTS 01801

2025 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of SES AI Corporation (“SES,” the “Company,” “we” or “us”) is making this Proxy Statement (this “Proxy Statement”) available to you in connection with the solicitation of proxies for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on October 1, 2025 at 10:00 a.m. Eastern Time at https://www.virtualshareholdermeeting.com/SES2025. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting.

At the Annual Meeting, our stockholders will:

(1)	vote to elect the Class III director nominee listed herein;
(2)	vote to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
(3)	vote to approve, in a non-binding advisory vote, the compensation paid to our named executive officers; and
(4)	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on August 25, 2025 (the “Record Date”) may vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods above, and as specified in the Notice, you authorize each of Jing Nealis, our Chief Financial Officer (“CFO”), and Kyle Pilkington, our Chief Legal Officer (“CLO” or “Chief Legal Officer”), to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting, to be held on October 1, 2025, and at any postponements or adjournments of the Annual Meeting.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/SES2025 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials for the Annual Meeting. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting. We recommend you carefully review the procedures needed to gain admission in advance.

Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the Annual Meeting in advance of the designated start time.

Stockholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the company through Broadridge Financial Solutions, Inc. Technical support information is provided on the login page for all shareholders beginning 15 minutes prior to the start of the Annual Meeting. If you have difficulties accessing the virtual Annual Meeting during sign-in or during the meeting, please call the technical support number listed on the Annual Meeting login page.

Stockholders eligible to participate in the Annual Meeting may submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/SES2025.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at a physical, in-person meeting, and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions in real time via the Annual Meeting website, limiting questions to one per stockholder unless time otherwise permits. We will also make the list of the stockholders entitled to vote at the Annual Meeting available during the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

Stockholders of record. You may vote by granting a proxy in the following ways:

●	By Internet: go to https://www.virtualshareholdermeeting.com/SES2025 and follow the on-screen instructions. You will need the Notice or proxy card in order to vote by Internet.
●	By Mail: request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

Stockholders with shares held in street name. You may vote by submitting voting instructions to their bank, broker or other nominee. In most instances, such stockholders will be able to do this on the Internet or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet voting facilities will close at 11:59 p.m., Eastern Time, on September 30, 2025 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than 5:30 p.m., Eastern Time, on September 30, 2025.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are four proposals scheduled to be voted on:

●	Proposal 1: Election of the Class III director nominee listed in this Proxy Statement (the “Nominee Proposal”);
●	Proposal 2: Ratification of the ending of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025 (the “Ratification Proposal”); and
●	Proposal 3: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (the “Say on Pay Proposal”).

Members of our management team and representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, where they will have an opportunity to make a statement if so desired and are expected to be available to respond to appropriate questions.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Common Stock. Each holder of Class A Common Stock on the Record Date is entitled to one vote for each share of Common Stock held by such holder. Each holder of Class B Common Stock on the Record Date is entitled to ten (10) votes for each share of Common Stock held by such holder. On the Record Date, there were 320,896,206 shares of Class A Common Stock and 43,881,251 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters described in this Proxy Statement.

What is the difference between being a record holder and holding shares of Common Stock in street name?

A record holder holds shares in its name through SES’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”). A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

Am I entitled to vote if my shares are held in street name?

If your shares are held in street name, the Notice will be forwarded to you by your bank, broker or other nominee, along with a voting instruction card. You may vote by directing your bank, broker or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”

Under applicable rules, if you do not give instructions to your bank, broker or other nominee, it may vote on matters that are considered “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. The Ratification Proposal is a routine matter, but the Nominee Proposal and Say on Pay Proposal are considered to be non-routine matters, so your bank, broker or other nominee cannot vote your shares on the Nominee Proposal or the Say on Pay Proposal, unless you provide voting instructions for such matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter resulting in a “broker non-vote.”

As a street name holder, you may be required to obtain a proxy form from your bank, broker or other nominee to use at the Annual Meeting in order to vote your shares. Please follow the instructions that you receive from your broker, bank, or other nominee and in the instructions that you will receive via email after registering for the Annual Meeting, should you decide to vote during the virtual meeting.

How many shares must be present to hold the Annual Meeting?

In order for SES to conduct the Annual Meeting, holders of a majority in voting power of the shares of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present or represented and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card?

Receiving more than one Notice or proxy card generally means that you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet, vote once for each Notice or proxy card that you receive.

Can I revoke my proxy or change my vote after I submit my proxy?

Yes, you may revoke or change your vote after submitting your proxy card.

Stockholders of record. Whether you have voted by Internet or mail, you may revoke your proxy or change your vote at any time before it is actually voted. A record holder may revoke their or its proxy by:

●	signing and delivering another proxy with a later date that is received no later than 5:30 p.m., Eastern Time, on September 30, 2025;
●	voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on September 30, 2025;
●	sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than 5:30 p.m., Eastern Time, on September 30, 2025; or
●	voting at the Annual Meeting.

Stockholders with shares held in street name. If you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Who will count the votes?

Broadridge Financial Services will tabulate and certify the votes. A representative of Broadridge Financial Services may serve as an inspector of election.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Plurality of the votes cast	“FOR” “WITHHOLD”	“FOR”	No impact	No impact
Proposal 2 – Ratification Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact
Proposal 3 – Say on Pay Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact
(1)	If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting; however, the persons named in the form of proxy card (the “proxy holders”) who you have authorized to represent you and vote your shares at the Annual Meeting will vote your shares in accordance with their best judgment.

Who will pay for the cost of the proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners (i.e., shares held in street name) and will be reimbursed for their reasonable expenses.

PROPOSAL 1—ELECTION OF DIRECTORS

Under our Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), the Board is divided into three classes. Only one class of directors is elected in each year and each class serves a three-year term. The term length of each Class is, for each Class III director, a term that expires at this annual meeting of stockholders; for each Class I director, a term that expires at the Company’s 2026 annual meeting of stockholders; and, for each Class II director, a term that expires at the Company’s 2027 annual meeting of stockholders.

The Board currently consists of five directors: Dr. Qichao Hu, Andrew Boyd, Dr. Jang Wook Choi, Eric Luo and  Dr. Jiong Ma.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has considered and nominated Dr. Qichao Hu as a Class III director nominee for a three-year term expiring at the Company’s 2028 annual meeting of stockholders. Action will be taken at the Annual Meeting for the election of this director nominee.

It is intended that the proxies delivered pursuant to this solicitation will be voted by the proxy holders in favor of the election of Dr. Hu except where proxies bear contrary instructions. In the event that Dr. Hu should become unavailable for election due to any presently unforeseen reason, the proxy holders will have the right to use their discretion to vote for a substitute or substitutes.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2025

The following information describes the offices held and other business directorships of each director nominee. Information regarding each nominee’s beneficial ownership of equity securities is shown under “Security Ownership of Certain Beneficial Owners and Management” below. The age set forth below is as of August 1, 2025.

Dr. Qichao Hu, 39, serves as the Company’s Chief Executive Officer (“CEO”) and Chairman of the Board. Dr. Hu has served as Founder, Chief Executive Officer and Director of SES since 2012. Dr. Hu is also a board member on the MIT Enterprise Forum Cambridge. Dr. Hu is recipient of MIT Technology Review’s “Innovators Under 35” and was named among the 2013 Forbes “30 Under 30.” Dr. Hu earned his PhD in Applied Physics from Harvard University, and his BS in Physics from MIT.

We believe that Dr. Hu is qualified to serve both as a member of our management team and the Board because of his visionary leadership of SES from inception to date, his scientific and managerial expertise in the EV battery development industry, his innovative plans for SES’s future and his ability to execute on those plans.

Directors are elected by a plurality of the votes cast for the election of each director at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE NAMED ABOVE.

Continuing Members of the Board of Directors

In addition to the directors nominated for election at the Annual Meeting, the directors listed below currently serve on our Board. Ages set forth below are as of August 1, 2025.

Class I directors, with a term expiring at the 2026 Annual Meeting of Stockholders

Dr. Jiong Ma, 61, serves as a director of the Company, a position she has held since February 2022. Dr. Ma is a General Partner of Phoenix Venture Partners (PVP). Before joining PVP in 2024, she was founder and CEO of Chavant Capital Acquisition Corp., which successfully merged with Mobix Labs (NASDAQ: MOBX) in 2023 and served on its board of directors until 2024. From 2008 to 2020, Dr. Ma served as a Partner at Braemar Energy Ventures (“Braemar”), a venture capital firm investing in early to mid-stage technology companies operating in the mobility, power, resources and infrastructure sectors. At Braemar, Dr. Ma focused on investments in digitization of industry, resource efficiency, mobility, renewable energy infrastructure, and deeptech. Prior to joining Braemar, Dr. Ma served in the Venture Capital Group at 3i Group plc (“3i”), a global private equity firm, from 2004 to 2008, where she was responsible for investment in the information technology and cleantech sectors. Prior to 3i, Dr. Ma served as Senior Manager of the Optical Networking Group,

Technology and Business Leadership at Lucent Technologies and Bell Labs, where she was responsible for product portfolio strategy, new product launches for Optical and Data Networking, and research and product development. Dr. Ma was also a founding team member of Onetta, a fiber networks company. Dr. Ma has served on the board of directors Anavex Life Sciences (NASDAQ: AVXL) since 2021. Dr. Ma received her PhD in electrical engineering from the University of Colorado at Boulder, MS in electrical engineering from the Worcester Polytechnic Institute in Massachusetts and BS in Physics from Lanzhou University.

We believe that Dr. Ma is qualified to serve as a director of our Board because of her extensive experience in research, operations and venture capital, particularly in the technology industry.

Eric Luo, 59, serves as a director of the Company, a position he has held since February 2022. From 2017 until 2021, Mr. Luo served as Chairman and Chief Executive Officer of GCL System Integration Limited, GCL New Energy USA (“GCL”), an international energy conglomerate specializing in clean and sustainable energy. Prior to his position at GCL, Mr. Luo served as the Chief Executive Officer and Board Member of Shunfeng International Clean Energy Limited (SFCE), a Hong Kong-based supplier of law-carbon and energy saving integrated solutions from 2015 to 2017. Mr. Luo received his MBA from Michigan State University and BS in Operational Management from Zhejiang Gongshang University.

We believe that Mr. Luo is qualified to serve as a director of our Board because of his experience in executive leadership positions and expertise in clean and sustainable energy.

Class II directors, with a term expiring at the 2027 Annual Meeting of Stockholders

Andrew Boyd, 55, serves as a director of the Company, a position he has held since September 2025. He currently serves as partner at Bramalea Partners, LLC (“Bramalea”), a technology focused fund manager focusing on the internet, e-commerce, software, artificial intelligence/big data industries and technology enables consumer facing applications, which he founded in January 2020. Prior to Bramalea, Mr. Boyd spent 15 years at Fidelity Management & Research Company (“Fidelity”) in a variety of roles, culminating in a role as Head of Equity Capital Markets. While at Fidelity, Mr. Boyd created and oversaw Fidelity’s private investing team, which led investments totaling more than $14 billion between 2004 and 2019. Prior to his career at Fidelity, Mr. Boyd was a corporate attorney in the Boston office of Goodwin Procter LLP, and prior to that, was an attorney at the prominent Canadian law firm, Davies Ward Phillips Vineberg LLP in Toronto. Mr. Boyd has a BA (Hons) in Economics from the University of Toronto, an LL.B from the University of Windsor and a JD from the University of Detroit, Mercy.

We believe that Mr. Boyd is qualified to serve as a director of our board because of his extensive experience in leadership positions and his expertise in the technology and artificial intelligence industries.

Dr. Jang Wook Choi, 49, serves as a director of the Company, a position he has held since February 2022. Since September 2020, Dr. Choi has served as Professor at Seoul National University, where he was previously Associate Professor from 2017 to 2020. Prior to joining Seoul National University, he was Associate Professor from 2012 until 2017 and Assistant Professor from 2010 until 2012 at Korea Advanced Institute of Science and Technology. Dr. Choi received his PhD in Chemical Engineering from California Institute of Technology and BS in Chemical Engineering from Seoul National University.

We believe that Dr. Choi is qualified to serve as a director of our Board because of his extensive academic experience and expertise in chemistry, engineering and battery technologies.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Overview

The Board directs and oversees the management of the business and affairs of the Company and carries out its oversight responsibilities through meetings and actions of the Board and its four standing committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”), the Nominating and Corporate Governance Committee and the Strategic Investment and Partnership Committee.

The Company was originally formed as a Cayman Islands exempted company in July of 2020 under the name Ivanhoe Capital Acquisition Corp. (“IVAN”) for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On

January 11, 2021, the Company consummated its initial public offering (the “IPO”), following which our securities began trading on the New York Stock Exchange (the “NYSE”). On February 3, 2022 (the “Business Combination Closing”), IVAN consummated the previously announced business combination with SES Holdings Pte. Ltd. (the “Business Combination”) pursuant to which, among other things, SES Holdings Pte. Ltd. (“Old SES”) became a wholly owned subsidiary of IVAN, which was renamed “SES AI Corporation.” All references to IVAN are to the Company prior to the Business Combination.

Controlled Company Exemption

SES is a “controlled company” for purposes of the NYSE listing requirements because our Chief Executive Officer and certain entities affiliated with him own more than 50% of the total voting power of our Common Stock. As such, SES is exempt from the obligation to comply with certain corporate governance requirements, including the requirements that a majority of the Board consist of independent directors, and that SES have nominating and compensation committees that are each composed entirely of independent directors operating under a written charter in line with NYSE rules. Even though SES is a controlled company, it is required to have, and does have, a fully independent Audit Committee. Notwithstanding its eligibility for the exemption from these requirements, SES currently has a majority of independent directors serving on the Board, the Compensation Committee is comprised entirely of independent directors, the Nominating and Corporate Governance Committee is comprised of a majority of independent directors and both committees have written charters in line with NYSE rules.

Director Independence and Independence Determinations

The Board has established guidelines (the “Corporate Governance Guidelines”) to assist it in making independence determinations for each director of our Board. The Corporate Governance Guidelines define an “independent director” to align with the definition provided in the NYSE Listed Company Manual (collectively, the “NYSE Rules”). Under Section 303A.02 of the NYSE Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Directors who serve on the Audit Committee and Compensation Committee are subject to the additional independence requirements under applicable SEC rules and NYSE Rules.

It is the policy of the Board, upon the recommendation of the Nominating and Corporate Governance Committee, to make affirmative independence determinations for all directors at least annually in connection with the preparation of the Company’s Proxy Statement. In making independence determinations, the Board will broadly consider all relevant facts and circumstances in addition to the requirements of Section 303A.02 of the NYSE Rules.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that each of Drs. Ma and Choi and Messrs. Boyd and Luo (as well as, during the period in which he served in 2024, Mr. Krzanich) is an “independent director” under NYSE Rules and Michael Noonen, who resigned from the Board effective September 2, 2025, was an independent director during the time in which he served as director, including with respect to their respective committee service. The Board has determined that each member of the Audit Committee (Messrs. Luo and Boyd and Dr. Ma) is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee (Messrs. Luo and Boyd and Dr. Ma) is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with SES and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of SES capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Persons.”

Board Structure

The Board retains the flexibility to determine whether the roles of Chief Executive Officer and Chairperson should be combined or separated, based on what the Board believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interests of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairperson, would not result in better governance or oversight.

Currently, Dr. Hu holds both Chief Executive Officer and Chairman positions. We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that our board of directors and management act with a common purpose. In addition, we believe that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. We also believe that it is advantageous to have a chairperson with significant history with and extensive knowledge of SES, as is the case with Dr. Hu.

We also maintain the position of a lead director (“Lead Director”), which is held by one of our independent directors. The Board believes that the responsibilities of the Lead Director help to ensure appropriate oversight of the Company’s management by the Board and optimal functioning of the Board. The effectiveness of the Lead Director is also enhanced by the Board’s majority independence, as discussed above under “Director Independence.” Our Chairperson and Lead Director are appointed annually by the Board.

Dr. Ma currently serves as our Lead Director. The responsibilities of our Lead Director include, but are not limited to, the following (for more information, see the Corporate Governance Guidelines on our website under the heading “Investors” at https://ses.ai):

●	presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent directors or the non-management directors.
●	assisting in scheduling Board meetings and approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
●	communicating to the CEO the results of the Board’s evaluation of CEO performance;
●	collaborating with the CEO on Board meeting agendas and approving such agendas;
●	collaborating with the CEO in determining the need for special meetings of the Board;
●	being available for consultation and direct communication if requested by major stockholders; and
●	calling meetings of the independent or non-management directors when necessary and appropriate.

Executive Sessions

Dr. Hu, as Chief Executive Officer and Chairman is currently the only employee director serving on the Board. The Board regularly meets in executive session without Dr. Hu or any other members of management present. Executive sessions of the Board are chaired by Dr. Ma as our Lead Director. Each of the standing committees of the Board also meets regularly in executive session without any members of management present.

Board Committees and Meetings

The following table summarizes the current membership of each of the standing committees of the Board.

			Nominating and	Strategic Investment
	Audit	Compensation	Corporate Governance	and Partnership
	Committee	Committee	Committee	Committee
Dr. Qichao Hu			X, Chair	X, Chair
Dr. Jang Wook Choi*
Eric Luo*	X, Chair	X	X	X
Dr. Jiong Ma*	X	X, Chair	X	X
Andrew Boyd*	X	X
*	INDEPENDENT DIRECTOR

During the fiscal year ended December 31, 2024 (“fiscal 2024”), there were five meetings of the Board, seven meetings of the Audit Committee, four meetings of the Compensation Committee, three meetings of the Nominating and Corporate Governance Committee and one meeting of the Strategic Investment and Partnership Committee. During fiscal

2024, no incumbent member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees on which such director served (held during the period that such director served).

Our Corporate Governance Guidelines provide that all directors are expected to make best efforts to attend all meetings of the Board, meetings of the committees of which they are members and the Annual Meeting of Stockholders. Each of our directors who were currently serving attended our 2024 annual meeting of stockholders, which was held entirely online.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the NYSE Rules and rules of the U.S. Securities and Exchange Commission (the “SEC”) applicable to boards of directors in general and audit committee members in particular. The Board has determined that each member of the Audit Committee meets the requirements for financial literacy under NYSE Rules. In addition, the Board has determined that Mr. Luo qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K,

The duties and responsibilities of the Audit Committee include:

●	those duties and responsibilities delegated to it by the Board, including overseeing our accounting and financial reporting policies and practices, as well as the integrity of our financial statements and the effectiveness of our systems of internal controls, and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;
●	being directly responsible for the appointment, retention, replacement and oversight of our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;
●	pre-approving audit and permissible non-audit services and the payment of compensation to the independent registered public accounting firm;
●	reviewing reports from, and material written communications between, management and the independent registered public accounting firm, including with respect to issues as to the adequacy of the Company’s internal controls;
●	unless otherwise approved or ratified pursuant to the Board’s “Related Person Transaction Policy”, reviewing and approving any related person transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC ;
●	reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management;
●	overseeing the Company’s cybersecurity risk management programs and reviewing reports from Company management and external advisors, if any, on cybersecurity, data privacy and other risks relating to the Company’s information system controls and security; and
●	reviewing the Audit Committee Charter and the Audit Committee’s performance at least annually.

With respect to our reporting and disclosure matters, the Audit Committee is also responsible for reviewing and discussing with the independent registered public accounting firm and management our annual audited financial statements and our quarterly financial statements prior to their inclusion in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other publicly disseminated materials in accordance with the applicable SEC rules and regulations.

The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee Charter is available on our website under the heading “Investors” at https://ses.ai. The Audit Committee met seven times during fiscal 2024.

Compensation Committee. All members of the Compensation Committee are “independent” in accordance with the NYSE Rules and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for reviewing and overseeing our compensation policies and practices, and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, and compliance rules and best practices. With respect to executive compensation, the Compensation Committee:

●	annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers;
●	evaluates, as a committee or together with the other independent directors (as directed by the Board), the performance of our CEO and other executive officers in light of such corporate goals and objectives, as well as their individual achievements;
●	approves, or recommends to our Board for approval, the compensation of our CEO and other executive officers based on this evaluation; and
●	periodically reviews and approves of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, as well as any employment agreements and severance agreements, and other benefits.

Additional duties and responsibilities of the Compensation Committee include:

●	establishing and reviewing the objectives of our basic compensation policies;
●	making recommendations to our Board with respect to the adoption, amendment, termination or replacement of equity-based compensation or non-equity-based incentive compensation plans maintained by the Company;
●	establishing and periodically reviewing policies regarding senior management perquisites and expense accounts;
●	reviewing our regulatory compliance with respect to compensation matters, including SEC rules and regulations regarding stockholder approval of certain executive compensation; and
●	assessing at least annually the independence of any compensation consultant, legal counsel or other adviser to the Compensation Committee.

As discussed above, executive compensation and related decisions, including the strategic oversight of our compensation and benefit programs, are made by the Compensation Committee. The Compensation Committee is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure resulted in appropriate compensation levels and incentives for the executive management of the company. The Compensation Committee works with the CEO and the CFO, who make recommendations consistent with the guidelines established by the Compensation Committee for each element of compensation for our executives. The Compensation Committee evaluates the total compensation packages for our executives after considering these recommendations and evaluating the competitive market for executive talent, the Company’s performance relative to its competitors and the past compensation paid to each of our executives.

After considering such factors as the nature and responsibilities of each executive officer’s position, the named executive officer’s experience, the Company’s achievement of corporate goals, the executive officer’s achievement of individual goals and other relevant considerations, together with consideration of the executive compensation philosophy described above, the Compensation Committee sets the annual compensation of our executive officers. The compensation for each of our executive officers is set and recommended for adoption at meetings of the Compensation Committee generally held in the first half of each year.

The Compensation Committee has engaged an independent compensation consultant, Mercer (US) Inc. (“Mercer”), to assist the Compensation Committee in developing an annual cash bonus program, equity grant program and corporate long-term incentive program applicable to the Company’s executives and employees as a portion of their compensation structure. As part of this consulting arrangement, Mercer provides peer-based benchmarking services with respect to total compensation of certain of our executive officers and employees in order to inform its recommendations. Mercer also regularly participates in the Compensation Committee meetings and provides guidance and advice to the Compensation Committee. Additionally, for fiscal 2024, Mercer assisted the Compensation Committee in designing and developing our non-employee director compensation program. The Compensation Committee has evaluated whether any work provided by Mercer raised any conflict of interest and determined that it did not.

The Compensation Committee operates pursuant to a written charter adopted by the Board. The Compensation Committee Charter is available on our website under the heading “Investors” at https://ses.ai. The Compensation Committee met four times during fiscal 2024.

Nominating and Corporate Governance Committee. Mr. Luo and Dr. Ma are “independent” in accordance with the NYSE Rules. The duties and responsibilities of the Nominating and Corporate Governance Committee primarily include assisting the Board in its responsibilities with respect to, among other things:

●	developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as directors of our Board, and selecting director nominees for our annual meetings of stockholders or to fill vacancies or newly-created directorships;
●	developing and recommending to our Board corporate governance guidelines and monitoring the Company’s compliance with such guidelines;
●	reviewing the adequacy of the Certificate of Incorporation and the Bylaws; and
●	overseeing the Company’s significant environmental, social and corporate governance and sustainability practices, policies and activities and human capital management practices, policies and activities.

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company’s business, independence under applicable SEC rules and regulations and the NYSE Rules, gender, ethnic and racial background and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

When considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Governance Guidelines, result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business. In addition, director nominees are expected to have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company, and to be willing and able to contribute positively to the decision-making process of the Company. We also expect nominees to be committed to understanding the Company and its industry and to regularly attend and participate in meetings of the Board and any Board committees on which they serve.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in substantially the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. Any such recommendation should be submitted to the Chief Legal Officer in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Chief

Legal Officer, 35 Cabot Road, Woburn, MA 01801. All recommendations for nomination received by the Chief Legal Officer that satisfy the requirements under the Bylaws relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in the Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2026 Annual Meeting of Stockholders.”

The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The Nominating and Corporate Governance Committee Charter is available on our website under the heading “Investors” at https://ses.ai. The Nominating and Corporate Governance Committee met three times during fiscal 2024.

Strategic Investment and Partnership Committee. The members of our strategic investment and partnership committee are Dr. Hu, Dr. Ma, and Mr. Luo. Dr. Hu is the chairperson of our strategic investment and partnership committee. The strategic investment and partnership committee is responsible for overseeing the execution of strategic partnerships and transactions and approving M&A transactions, investments, joint ventures, strategic collaborations and partnerships or similar transactions proposed by our management, within parameters set for the committee from time to time by our board. The committee also provides oversight and guidance to management regarding the execution of our transactions and annual and long-term business and financial plans, and reviews and discusses transactions and related strategies with our management to make appropriate recommendations to our board of directors.

Board and Committee Evaluations

The Nominating and Corporate Governance Committee evaluates each director and his or her assessment of the effectiveness of the Board and each committee of the Board on which he or she serves. Questionnaires are circulated annually for the full Board and for each of the four committees. The purpose of these assessments is to identify opportunities for improvement on a number of relevant metrics, including composition, conduct of meetings, relationship between the Board and management, quality and extent of resources, succession planning and strategy and performance. The Chairperson of the Nominating and Corporate Governance Committee, with the assistance of management, conducts the evaluation through these questionnaires, reviews all of the responses and reports the results to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then summarizes the evaluations and identifies areas in which the Board and its committees could improve their performance and/or composition, and discusses its findings with the Board and each of the other committees.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Corporate Governance Guidelines. To further our commitment to sound governance, our Board has adopted the Corporate Governance Guidelines to ensure that the necessary policies and procedures are in place to facilitate the Board’s review and make decisions with respect to the Company’s business operations that are independent from management. The Corporate Governance Guidelines set forth the practices regarding Board and committee composition, selection and performance evaluations; Board meetings; director qualifications and expectations, including with respect to continuing education obligations; and management succession planning, including for the CEO. The Corporate Governance Guidelines are available on our website under the heading “Investors” at https://ses.ai.

Code of Business Conduct and Ethics. We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and employees, including our Chairperson and CEO, CFO and other members of management. The Code of Conduct sets forth standards of ethical business conduct, including conflicts of interest, compliance with applicable laws, rules and regulations, timely and truthful disclosure, protection and proper use of our assets and reporting mechanisms for illegal or unethical behavior. The Code of Conduct also satisfies the requirements for a code of ethics as defined by Item 406 of Regulation S-K promulgated by the SEC. We intend to disclose any future amendments to, or waivers from, the Code of Conduct within four business days of the waiver or amendment through a website posting to the extent required by the rules and regulations of the SEC and the NYSE. The Code of Conduct is available on our website under the heading “Investors” at https://ses.ai.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with our Board, or to specific individual directors of the Board, including the Chairperson of the Board, chairperson of the Audit, Compensation, Nominating and Corporate Governance or Strategic Investment and Partnership Committees, to the Lead Director, or to the independent or non-employee directors as a group, by addressing such communications to the Chief Legal Officer, 35 Cabot Road, Woburn, MA 01801. The Chief Legal Officer will forward such communications upon receipt as appropriate. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chairperson of our Audit Committee. Other correspondence then be directed to the group of directors, or to an individual director, as appropriate.

Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our policies and procedures designed to address such risks. Our Compensation Committee assesses and monitors whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements. Our Strategic Investment and Partnership Committee is responsible for periodically reviewing the performance of completed transactions (including integration of such acquired businesses, to the extent applicable) with our management.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock (“ten-percent stockholders”) to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC. Based solely on our review of copies of such reports filed with the SEC and on written representations from our executive officers and directors, we believe that our executive officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2024.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report of the Company’s financial statements. The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Audit Committee and the Board believe that the continued retention of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Stockholder approval is not required to appoint Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board believes, however, that submitting the appointment of Grant Thornton LLP to the stockholders for ratification is a matter of good corporate governance. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its stockholders. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement as they desire and are expected to be available to respond to appropriate questions from stockholders who attend the Annual Meeting.

Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by Grant Thornton LLP:

	2024	2023
Audit Fees(1)	$1,022,906	$1,109,556
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total:	$1,022,906	$1,109,556
(1)	Audit Fees represent the aggregate fees billed for professional services rendered for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q filings; for review of registration statements filed by the Company and comfort letter procedures; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-Related Fees, if any, relate to assurance and related services rendered by Grant Thornton LLP.
(3)	Tax Fees, if any, represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.
(4)	All Other Fees, if any, represent fees billed for all other services.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. In addition, and pursuant to its charter and the Company’s Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the audit services to be provided by Grant Thornton LLP, and also reviews and pre-approves the engagement of Grant Thornton LLP for the provision of other services during the year, including audit-related, tax and other permissible non-audit. For each proposed service, the Company’s management and the independent registered public accounting firm are required to jointly submit to the Audit Committee detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

Since becoming a publicly listed company all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Previously Reported Change in Independent Registered Public Accounting Firm

Grant Thornton LLP has been the Company’s independent registered public accounting firm since the fiscal year ended December 31, 2023. As previously disclosed in the Current Report on Form 8-K filed with the SEC on June 16, 2023 (the “June 16, 2023 Form 8-K”), and as required by SEC rules to be repeated in this Proxy Statement, effective June 12, 2023 the Audit Committee engaged Grant Thornton LLP for the fiscal year ended December 31, 2023, and approved the dismissal of KPMG LLP (“KPMG”), as the Company’s independent registered public accounting firm. KPMG served as the Company’s independent registered public accounting firm from April 7, 2021 through the date of dismissal. The audit report of KPMG on the Company’s effectiveness of internal control over financial reporting as of December 31, 2022 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s audit report for such year contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting, relating to material weaknesses in internal control over financial reporting identified by management and disclosed in the Company’s Form 10-K for such year, related to certain components of the Company’s control environment that were ineffective as the Company did not have a sufficient complement of resources with assigned responsibility and accountability for the design, operation and documentation of internal control over financial reporting. This created deficiencies in the Company’s risk assessment process that led to ineffective information and communication activities as the controls necessary to ensure the reliability of information used in financial reporting and communicate relevant information about roles and responsibilities for internal control over financial reporting were ineffective. As a result, process-level control activities were not designed, implemented or operated effectively in the substantial majority of the Company’s processes. These material weaknesses did not result in any material misstatements to the Company’s consolidated financial statements for the year ended December 31, 2022.

During the period from April 7, 2021 (the date KPMG was engaged by Old SES) to December 31, 2022, and during the subsequent interim period through June 12, 2023, there were no disagreements with KPMG on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

The Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether KPMG agrees with the statements made by the Company set forth above. A copy of KPMG’s letter, dated June 16, 2023, was attached as Exhibit 16.1 to the June 16, 2023 Form 8-K.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE Rules. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”). In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2024 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Eric Luo, Chair
Dr. Jiong Ma
Andrew Boyd

PROPOSAL 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are required to hold a non-binding advisory stockholder vote to approve the compensation of our named executive officers at least every three years. At our 2023 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, the Company currently intends to hold such votes annually. The next such non-binding vote on executive compensation will be held at the Company’s 2026 Annual Meeting of Stockholders.

We are asking stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussions below. We refer to this non-binding advisory vote as the “say on pay” vote. While the results of the “say on pay” vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the compensation tables and any related narrative discussion, is hereby APPROVED.”

We are asking stockholders to indicate their support for the compensation of our named executive officers for fiscal 2024 as described in this Proxy Statement. In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding the named executive officers, as presented in the compensation tables and accompanying narrative disclosures on pages 25 to 27, as well as the discussion regarding the Compensation Committee on pages 11 to 13.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FISCAL 2024 COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among our directors and executive officers. Biographies of our executive officers who are not also directors are listed below. For information on Dr. Qichao Hu, see “Continuing Members of the Board of Directors” under Proposal No. 1 – Election of Directors. Ages set forth below are as of August 1, 2025.

Name	Position
Dr. Qichao Hu	Chief Executive Officer and Chairman
Jing Nealis	Chief Financial Officer
Dr. Hong Gan	Chief Science Officer
Kyle Pilkington	Chief Legal Officer
Kang Xu	Chief Technology Officer

Jing Nealis. Ms. Nealis, 46, serves as the Company’s Chief Financial Officer, a position she has held since March 2021. Ms. Nealis served as Senior Director, Corporate Finance at View Inc., from 2019 until March 2021. Previously, she served as Chief Financial Officer of SunPower Systems International Ltd. from 2017 until 2019, after having served in the same role in the International Division of Shunfeng International Clean Energy Ltd from 2014 until 2017. From 2012 to 2014, Ms. Nealis was Finance Director/Global Tax Director of Suntech Power, prior to which she was a manager at Deloitte from 2006 to 2012 and worked at Deloitte offices in Chicago, Shanghai, and Hong Kong. Ms. Nealis earned her MS in Accounting from the University of Hawaii and her Bachelor’s in International Business from China University of Petroleum in Beijing.

Dr. Hong Gan. Dr. Gan, 65, serves as the Company’s Chief Science Officer, a position he has held since 2020. Dr. Gan was previously SES’s Director of Research & Development from 2018 to 2020. From 2013 to 2018, he was Group Leader of the Energy Storage Group at the Sustainable Energy Department at the Brookhaven National Laboratory, and from 2011 to 2013, he was Senior Director of Research & Development at Enevate Corporation. From 1993 to 2011, Dr. Gan held various positions at Greatbatch Medical, culminating in his roles as Director, Battery Research and Director, Research & Development Power Sources, Primary Battery. Dr. Gan earned his PhD in Chemistry from the University of Chicago in 1990, and his BS in Chemistry from Peking University in 1982.

Kyle Pilkington. Mr. Pilkington, 44, serves as the Company’s Chief Legal Officer, a position he has held since July 2022. Mr. Pilkington previously served as SES’s Vice President, Legal from April 2022 to July 2022, and prior to that, was Associate General Counsel at International Game Technology PLC from March 2020 to April 2022. From 2019 to 2020, Mr. Pilkington was Of Counsel at Gibson, Dunn & Crutcher LLP in Singapore. Prior to that, Mr. Pilkington was a Local Principal at Baker & McKenzie from 2010 to 2019 and prior to that he was an associate at Sullivan & Cromwell LLP. Mr. Pilkington earned a BA in Economics at Middlebury College and a JD at the University of Chicago Law School.

Kang Xu. Mr. Xu, 60, serves as the Company’s Chief Technology Officer, a position he has held since October 2024. Mr. Xu previously served as SES’s Chief Scientist from August 2023 to October 2024. Prior to that, Mr. Xu served as an ARL Fellow at the U.S. Army Research Laboratory for 26 years, from August 1997 to August 2023. Mr. Xu is an MRS Fellow, ECS Fellow, emeritus ARL fellow and one of the world’s leading researchers in electrolyte materials and interfacial science. He has published more than 350 papers in this field, with an h-index of 118, and has been recognized with many awards for the discovery of new electrolyte materials as well as understanding of the fundamental mechanisms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Class A Common Stock as of August 25, 2025 by:

●	each of our current directors;
●	each of our named executive officers;
●	all of our current directors and executive officers as a group; and
●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is a beneficial owner of more than 5% of the outstanding Class A Common Stock or Class B Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of August 25, 2025. Shares subject to warrants, options or restricted stock units that are currently exercisable or exercisable within 60 days of August 25, 2025 or that vest within 60 days of April 15, 2024 are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

The beneficial ownership of shares of our Class A Common Stock is based on 320,896,206 shares of our Class A Common Stock, including 24,534,431 earn-out Shares in the form of Class A Common Stock (including restricted Class A Common Stock or “Earn-Out Shares”) but excludes 1,557,490 Earn-Out Shares which have been forfeited due to the recipients’ termination of service with the Company, and 43,881,251 shares of Class B Common Stock, including 3,999,796 founder earn-out shares (“Founder Earn-Out Shares”), in each case, issued and outstanding as of August 25, 2025. The Earn-Out Shares and the Founder Earn-Out Shares were placed into escrow at the closing of the Business Combination and will vest on the date that the closing price of the shares of Class A Common Stock equals or exceeds $18.00 during the period beginning on the date that is one year following the closing of the Business Combination and ending on the date that is five years following the Closing (the “Earn-Out Period”). The restricted Earn-Out Shares are subject to vesting based on the same terms as other Earn-Out Shares and are also subject to forfeiture if such recipient’s service with the Company terminates prior to the vesting. During the Earn-Out Period, the holders of the Earn-Out Shares and Founder Earn-Out Shares are entitled to exercise the voting rights carried by each Earn-Out Share or Founder Earn-Out Share, as applicable, and are entitled to receive any dividends or other distributions made in respect thereof while such shares remain in escrow.

Percentage of voting power is calculated based on one vote per share for each share of Class A Common Stock and ten votes per share for each share of Class B Common Stock. The table is based upon information supplied by officers, directors and greater-than-5% beneficial owners, Section 13(d) filings made with the SEC and other SEC filings under Section 16 of the Exchange Act.

	Number of			Number of
	shares of	% of		Shares of	% of
	SES	SES		SES	SES	% of
	Class A	Class A		Class B	Class B	Total
Name and Address of Beneficial Owner	common stock	common stock		common stock	common stock	Voting Power**
Directors & named executive officers(1)
Dr. Qichao Hu(2)	1,192,210		*	43,881,251	100%	57.9%
Jing Nealis(3)	2,343,797		*	—	—	*
Dr. Hong Gan(4)	1,966,246		*	—	—	*
Dr. Jang Wook Choi(5)	223,400		*	—	—	*
Eric Luo(5)	223,400		*	—	—	*
Dr. Jiong Ma(5)	223,400		*	—	—	*
Andrew Boyd	—		*	—	—	*
All current directors and executive officers as a group (9 individuals)(6)	6,449,216		*	43,881,251	100%	58.6%
Greater-than-5% beneficial owners
Dr. Qichao Hu(2)	1,192,210		*	43,881,251	100%	57.9%
Vertex Legacy Continuation Fund Pte. Ltd.(7)	32,256,315	10.1%		—	—	4.2%
Tianqi Lithium HK Co., Ltd.(8)	30,522,386	9.5%		—	—	4.0%
Affiliates of Temasek Holdings (Private) Limited(9)	30,675,757	9.6%		—	—	4.0%
*	Indicates beneficial ownership of less than 1%.
**

Percentage of total voting power represents the combined voting power with respect to all shares of Class A Common Stock and Class B Common Stock, voting as a single class. As described elsewhere in this Proxy Statement, subject to certain conditions, each share of Class B Common Stock is entitled to 10 votes per share and each share of Class A Common Stock is entitled to one vote per share.

(1)	The business address of each of these stockholders is c/o SES AI Corporation, 35 Cabot Road, Woburn, MA 01801.
(2)	Includes (i) 1,091,474 shares of Class A common stock, 9,182 Earn-Out Shares, and 91,554 shares of Class A common stock underlying SES options, in each case held directly by Dr. Qichao Hu; (ii) 30,716,882 shares of our Class B common stock, 2,799,859 of which are Founder Earn-Out Shares, held directly by Dr. Hu and (iii) an aggregate of 13,164,369 shares of Class B common stock, 1,199,937 of which are Founder Earn-Out Shares, held by various trusts affiliated with Dr. Hu. These trusts consist of: (i) Qichao Hu 2021 Irrevocable Trust U/A/D March 31, 2021; (ii) Qichao Hu Family Delaware Trust U/A/D March 31, 2021; and (iii) Qichao Hu 2021 Annuity Trust March 31, 2021 (collectively, the “Trusts”), each owning 4,388,123 shares of Class B common stock and 399,979 Founder Earn-Out Shares.
(3)	Consists of 1,189,487 shares of Class A common stock, 267,755 Earn-Out Shares, and 886,555 shares of Class A common stock underlying SES options.
(4)	Consists of 349,464 shares of Class A common stock, 186,950 Earn-Out Shares, and 1,429,832 shares of Class A common stock underlying SES options.
(5)	Consists of 223,400 shares of Class A common stock.
(6)	Includes shares beneficially owned by (i) all directors, (ii) all named executive officers, and (iii) all other executive officers (namely, Messrs. Pilkington and Xu).
(7)	Based on information provided in a Schedule 13G filed February 10, 2022. Consists of (i) 29,361,729 shares of Class A common stock and (ii) 2,894,586 Earn-Out Shares. Vertex Legacy Continuation Fund Pte. Ltd. (“VLCF”) is the record holder of the shares of Class A common stock. Vertex Legacy Fund (SG) LP (“VLFSG”) is the 100% shareholder of VLCF. VLC GP Pte. Ltd. (“VLCGP”) is the general partner of VLFSG and has appointed Vertex Ventures SEA Management Pte. Ltd. (“VVSEAMPL”) to serve as the fund manager of VLCF. VVSEAMPL is deemed to have dispositive and voting power over the shares of Class A common stock directly owned by VLCF pursuant to a management agreement between VLFSG and VVSEAMPL, whereby dispositive and voting decisions require the majority approval of the members of an investment committee established by VVSEAMPL. The principal business address of all persons named in this footnote is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101.
(8)	Based on information provided in a Schedule 13G filed February 22, 2023. Consists of (i) 27,740,256 shares of Class A common stock and (ii) 2,782,130 Earn-Out Shares. Tianqi Lithium HK Co., Limited (“Tianqi HK”) is the record holder of such shares of Class A common stock. Tianqi HK is wholly owned by Chengdu Tianqi Lithium Limited (“Tianqi Limited”), and Tianqi Lithium is wholly owned by Tianqi Lithium Corporation (“Tianqi Lithium”). Tianqi Limited and Tianqi Lithium may thus be deemed to share beneficial ownership over the shares of Class A common stock owned by Tianqi HK. The principal business address of all persons named in this footnote is No.10 East Gaopeng Road, Chengdu, Sichuan 610041, China.
(9)	Based on information provided in a Schedule 13G filed October 25, 2024. Anderson Investments Pte. Ltd. (“Anderson”) is the record holder of 25,882,916 shares of Class A common stock and 2,595,854 Earn-Out Shares. Aranda Investments Pte. Ltd. (“Aranda”) is the record holder of 1,632,129 shares of Class A common stock and 564,858 Earn-Out Shares. Anderson is a direct wholly-owned subsidiary of Thomson Capital Pte. Ltd. (“Thomson”), which in turn is a direct wholly-owned subsidiary of Tembusu Capital Pte. Ltd. (“Tembusu”). Aranda is a direct wholly-owned subsidiary of Seletar Investments Pte. Ltd. (“Seletar”), which in turn is a direct wholly-owned subsidiary of Temasek Capital (Private) Limited (“Temasek Capital”). Each of Tembusu and Temasek Capital is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited (“Temasek Holdings”). In such capacities, each of Thomson, Tembusu, and Temasek Holdings may be deemed to have beneficial ownership over the shares of Class A common stock directly owned by Anderson, and each of Seletar, Temasek Capital and Temasek Holdings may be deemed to have beneficial ownership over the shares of Class A common stock directly owned by Aranda. The principal business address of all persons named in this footnote is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

EXECUTIVE COMPENSATION

Overview

Our compensation program is centered on a pay-for-performance philosophy and is designed to reward our named executive officers for their abilities, experience and efforts. The compensation programs we offer directly influence our ability to attract, retain and motivate the highly qualified and experienced professionals who are vital to our success as a company.

We believe that having compensation programs designed to align executive officers’ interests with those of the Company and its stockholders in achieving positive business results and to reinforce accountability is the cornerstone to successfully implementing and achieving our strategic plans. In determining the compensation of our named executive officers, we are guided by the following key principles:

●	Attract, Retain, Motivate and Reward. Attract, retain, motivate and reward highly qualified and talented executives who possess the skills to achieve innovation and growth objectives in a competitive industry for rechargeable batteries.
●	Pay for Performance. Align executive compensation with performance against our short-term and long-term company performance objectives by rewarding results that meet or exceed our growth and profitability goals.
●	Competitive Compensation. Set executive compensation at levels competitive with peer companies and consistent with market practice.
●	Stockholder Alignment. Align executive interests with those of our stockholders to create long-term value by rewarding our executives for their contributions to the Company.

We seek to maintain a performance-oriented culture and a compensation approach that rewards our named executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation if our goals and objectives are not achieved. Consistent with this philosophy, we have sought to create an executive compensation package that balances short-term versus long-term components, cash versus equity elements and fixed versus contingent payments in ways that we believe are most appropriate to motivate our named executive officers.

We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two other most highly compensated executive officers. As allowed by these scaled disclosure rules, we have not included a compensation discussion and analysis of our executive compensation programs and we have not included tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards at Fiscal 2024 Year-End table.

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2024, were:

●	Dr. Qichao Hu, our Chairman of the Board and CEO;
●	Jing Nealis, our CFO; and
●	Dr. Hong Gan, our Chief Science Officer;

We collectively refer to these individuals as our “named executive officers” or “NEOs.”

Policy on Hedging and Pledging

Pursuant to the Company’s Compliance with United States Federal Securities Laws Regarding Insider Trading: Security Trading Policy (the “Insider Trading Policy”), all directors, officers and employees of the Company, together with its subsidiaries and affiliates reported on a consolidated basis, are prohibited from entering into hedging, monetization transactions or similar arrangements with respect to Company securities, and, subject to limited exceptions that may be granted by the Company, all directors, officers and employees of the Company, together with its subsidiaries and affiliates reported on a consolidated basis, are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Equity Grant Procedures

The Company’s Compensation Committee approves equity awards for our NEOs on or before the date of grant, and it is the Compensation Committee’s general practice to approve annual equity awards in the first half of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our NEOs is when the Company otherwise has no material non-public information. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Claw-back Policy

We maintain a robust compensation claw-back policy covering each of our executive officers in line with NYSE Rules. Our claw-back policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the NYSE rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably and promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting restatement is required. For more information, see the full text of our claw-back policy, which is filed as Exhibit 97.1 to the Annual Report.

NEO Stock Ownership Guidelines and Share Retention Requirements

We maintain stock ownership guidelines intended to align further the interests of our NEOs with those of our stockholders. The guidelines require covered roles to hold our Class A Common Stock (including Class A Common Stock held in trust, by certain family members or in the Company’s 401(k) plan and stock underlying unvested RSUs, restricted stock awards and unvested or unearned PSUs or other performance stock awards, but excluding stock underlying options or stock appreciation rights) worth a value expressed as a multiple of their salary. For our CEO, the multiple is five times his annual base salary and for all other executive officers, the multiple is three times their annual base salary.

Each of our NEOs is required to meet these ownership levels by five years after his or her initial designation as an executive officer of the Company (or, for those executive officers serving at the time of adoption of these ownership guidelines, within five years after such adoption). Until reaching the required ownership level, executive officers are required to retain at least 100% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options. As of August 25, 2025, all of our current executive officers had timely met the stock ownership requirement or were within the five-year grace period to come into compliance with it.

Details regarding the employment agreements with our named executive officers can be found in the narrative disclosure to the Summary Compensation Table set forth below.

Summary Compensation Table

The following table summarizes the compensation earned by each of our named executive officers for the fiscal years indicated.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)	($)(3)	($)(4)	Total ($)
Dr. Qichao Hu	2024	530,000	—	3,043,220	—	424,000	102,726	4,099,946
Founder, Chief Executive Officer and Director	2023	530,000	—	2,368,201	—	477,363	152,488	3,528,052

Jing Nealis	2024	470,000	—	1,044,114	—	225,600	17,250	1,756,964
Chief Financial Officer	2023	470,000	—	592,050	—	253,993	17,765	1,333,808

Dr. Hong Gan	2024	335,000	—	724,575	—	134,000	9,922	1,203,497
Chief Science Officer	2023	335,000	—	592,050	—	150,865	11,747	1,089,662
(1)	The amount reflects the named executive officer’s base salary earned for the fiscal years shown.
(2)	Amounts represent the aggregate grant date fair value of restricted stock unit and performance stock unit awards made to the named executive officer computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”). $2,420,339, $830,406, and $576,270 represent the grant date fair value of all RSU awards to each of Dr. Hu, Ms. Nealis, and Dr. Gan, respectively, which are calculated in accordance with the accounting standards for share-based compensation using SES’s closing stock price on the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting. The “Stock Awards” column above also reflects the $622,881, $213,708, and $148,305 grant date fair values of the target number of PSUs for each of Dr. Hu, Ms. Nealis, and Dr. Gan, respectively, that are subject to the achievement of certain Class A Common Stock price milestones and the executive officer’s continued service with the Company through the vesting date, which for accounting purposes is based on the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant, determined by using a Monte Carlo valuation model. Assuming the maximum level of performance achievement for the PSUs, which is 100% of the target number of PSUs granted, the aggregate values of PSUs for our named executive officers in 2024 would be $2,420,339, $830,406, and $576,270 for each of Dr. Hu, Ms. Nealis, and Dr. Gan, respectively. The assumptions made when calculating the amounts are found in Note 15 to the consolidated audited financial statements for the year ended December 31, 2024 in our Annual Report. See also “Narrative Disclosure to Summary Compensation Table” for information on awards reported in these columns.
(3)	Amounts represent an annual performance bonus for performance from January 1, 2024 to December 31, 2024. See also “Narrative Disclosure to Summary Compensation Table” for information on the amounts reported in these columns.

(4)	The amounts reported in the “All Other Compensation” column for fiscal 2024 reflect the following: for Dr. Hu, reimbursement of rent expenses for an apartment in Boston, Massachusetts ($38,827), 401(k) matching contributions ($17,250), a charitable donation made by the Company in Dr. Hu’s name ($3,025), payments for a personal driver when traveling ($33,708) and an allowance for a personal use of a car ($9,916); and for Ms. Nealis, 401(k) matching contributions ($17,250); and, for Dr. Gan, 401(k) matching contributions ($9,922).

Narrative Disclosure to Summary Compensation Table

Employment Arrangements

SES entered into employment agreements with Dr. Hu on May 4, 2021, Ms. Nealis on February 15, 2021, and Dr. Gan on July 1, 2018, providing for the terms of their at-will employment with SES and including (i) annual base salary, (ii) eligibility for an annual performance bonus, (iii) participation in SES’s benefit plans and vacation in accordance with SES’s policies and (iv) in the case of Dr. Hu, and Ms. Nealis, severance benefits in the event of certain terminations of employment.

AIP Payouts for Fiscal 2024

We maintain an Annual Incentive Plan (the “AIP”) for executive officers providing them the opportunity to receive competitive annual cash bonuses based on the achievement of short-term performance goals which we believe are critical to the creation of long-term stockholder value. The annual bonuses cover performance during our fiscal year ending on December 31 each year. Near the beginning of each year, the Compensation Committee selects the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash incentive opportunities for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the Compensation Committee determines the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. The annual cash incentives may be paid in cash or equity at the discretion of the Compensation Committee.

Under the AIP for fiscal 2024, each NEO’s annual target incentive opportunity was a percentage of their eligible base salary, that were targeted at a level that represented a meaningful portion of each named executive officer’s base salary and were competitive with our peers. The target awards as a percentage of salary were as follows: for Dr. Hu, 100%, for Ms. Nealis, 60%, and for Dr. Gan, 50%. The amount that each NEO was eligible to earn under the fiscal 2024 AIP was based 100% on such executive officer’s achievement against key performance targets. We undergo a rigorous process to ensure our targets are challenging, aligning management incentives with enhancement of long-term stockholder value. We believe that these high and demanding targets, when looked against the payouts, helped to maintain a solid and balanced incentive structure. The key performance targets are shown below.

●	Dr. Hu’s key performance targets were the same as those applicable to our other executive officers and included goals related to improved material development and cell development, meeting targets relating to the Company’s partnerships with OEM partners, meeting specifications required for UAM customers and entering into UAM contracts, effective cash management and development of intellectual property;
●	Ms. Nealis’s key performance target were to ensure efficient cash management and build robust internal processes and controls; and
●	Dr. Gan’s key performance targets were related to improving material development through improving cycle life, ensuring the Company’s partnerships with OEM partners remain on track, meeting specifications required for UAM customers and entering into UAM contracts.

Following its review of the achievement of the key performance targets listed above as of December 31, 2024, the Compensation Committee determined that 80% of the key performance targets had been achieved for each of Dr. Hu, Ms. Nealis and Dr. Gan, leading to 80% payouts for each of them in the amounts shown in the “Non-Equity Incentive Plan” column of the “Summary Compensation Table.”

Equity Incentive Awards

In fiscal 2024, each of the NEOs were granted equity incentive awards under the 2021 Incentive Award Plan (the “New 2021 Plan”), which is the only plan under which we currently grant equity (although awards remain outstanding certain older equity plans referenced in the Annual Report). These awards are designed to align a portion of our named executive officers’ compensation with the interests of our existing stockholders and to build retention value by incentivizing our named executive officers to remain in our service. For more information, see the footnotes to “Outstanding Equity Awards at 2024 Fiscal Year-End.”

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2024.

	Option Awards							Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
					Equity					Awards:	Payout
					Incentive					Number of	Value of
					Plan					Unearned	Unearned
					Awards:			Number	Market	Shares,	Shares,
			Number of	Number of	Number			of Shares	Value of	Units or	Units or
			Securities	Securities	of Securities			or Units	Shares or	Other	Other
			Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
			Unexercised	Unexercised	Unexercised	Option	Option	That Have	Stock That	That Have	That Have
	Grant		Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Have Not	Not	Not
Name	Date		Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)(1)	Vested (#)	Vested ($)(1)
Dr. Qichao Hu	4/1/2020	(2)	91,554	—		0.14	3/31/2030
	2/3/2022	(3)								9,182	20,109
	4/18/2022	(4)						186,223	407,828
	4/18/2022	(5)								—	—
	4/14/2023	(4)						557,880	1,221,757
	4/14/2023	(5)								—	—
	2/6/2024	(4)						1,779,661	3,897,458
	2/9/2024	(5)								—	—

Jing Nealis	2/10/2021	(6)	887,115	49,440	49,440	0.16	2/10/2031
	8/16/2021	(7)						247,199	541,366
	2/3/2022	(3)								267,755	586,383
	4/18/2022	(4)						74,489	163,131
	4/18/2022	(5)								—	—
	4/14/2023	(4)						139,470	305,439
	4/14/2023	(5)								—	—
	2/9/2024	(4)						610,593	1,337,199
	2/9/2024	(5)								—	—

Dr. Hong Gan	3/14/2019	(6)	243.277	—		0.15	3/14/2029
	2/10/2021	(6)	1,137,115	49,440	49,440	0.16	2/10/2031
	2/3/2022	(3)								186,950	409,421
	4/18/2022	(4)						93,111	203,913
	4/18/2022	(5)								—	—
	4/14/2023	(4)						139,470	305,439
	4/14/2023	(5)								—	—
	2/9/2024	(4)						423,728	927,964
	2/9/2024	(5)								—	—
(1)	Based on the closing market price of the Company’s Class A Common Stock on December 31, 2024 of $2.19.
(2)	Reflects stock options that were granted under the Company’s 2018 Share Incentive Plan (the “2018 Plan”) to compensate grantees, including Dr. Hu, for COVID-19-related salary cuts. The stock options became fully vested on the date of grant.
(3)	Reflects the right to receive earn-out shares of Class A Common Stock (the “Earn-Out Restricted Shares”) pursuant to the Business Combination Agreement (the “Business Combination Agreement”) by and among Ivanhoe Capital Acquisition Corp., Wormhole Merger Sub Pte. Ltd. and SES Holdings Pte. Ltd. The Earn-Out Restricted Shares were placed into escrow at the closing of the Business Combination Agreement on February 3, 2022 (the “Closing”) and will vest on the date that the closing price of the shares of the Class A common stock equals or exceeds $18.00 during the period beginning on the date that is one year following the Closing and ending on the date that is five years following the Closing. The vesting of the Earn-Out Restricted Shares is also subject to the executive officer’s continued service on the vesting date. For more information regarding the vesting of the Earn-Out Restricted Shares, see Note 2 to the consolidated audited financial statements for the year ended December 31, 2024.
(4)	Reflects RSUs that were granted pursuant to the 2021 Plan. The RSUs will vest, and an equal number of shares of Class A Common Stock will be deliverable, in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive officer’s continued employment or service through each applicable vesting date.

(5)	Reflects, with respect to the PSUs that were granted pursuant to the 2021 Plan in April 2022, April 2023, and February 2024, an outstanding amount of zero PSUs, because as of December 31, 2024, the minimum stock price milestones required for any portion of such PSUs to vest had not been met. The PSUs granted in each of 2022, 2023, and 2024 vest in one installment following the end of a three-year period (the “Initial Performance Period”) commencing on the grant date, subject to the achievement of certain Class A Common Stock price milestones and the executive officer’s continued employment or service through such date. If following the applicable Initial Performance Period there are PSUs that have not vested, then such PSUs remain eligible to vest in an additional installment following the end of a five-year period commencing on the grant date, subject to the achievement of certain Class A Common Stock price milestones and the reporting person’s continued employment or service through such date. For more information regarding the PSUs granted in 2024, including the stock price milestones, see the section titled “Narrative Disclosure to Summary Compensation Table—Equity Incentive Awards.” The PSUs granted in 2022 have the same vesting terms as the PSUs granted in 2024, except that they have the following stock price milestones: under $12.50, 0%; $12.50 or greater, 10%; $15.00 or greater, 20%; $17.50 or greater, 30%; $20.00 or greater, 40%; $22.50 or greater, 50%; $25.00 or greater, 60%; $27.50 or greater, 70%; $30.00 or greater, 80%; $32.50 or greater, 90%; and $35.00 or greater, 100%.
(6)	Reflects time-based stock options that were granted under the 2018 Plan and vest 25% on the first anniversary of the grant date and in equal monthly installments over the following 36 months.
(7)	Reflects a restricted share award that was granted under the 2021 Plan and vests 25% on the first anniversary of the grant date and in equal monthly installments over the following 36 months.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that the Company would provide to our named executive officers in connection with their termination of employment and/or change in control.

Severance

Under SES’s offer letters with Dr. Hu and Ms. Nealis, in the event that SES terminates Dr. Hu or Ms. Nealis without cause or in the event that any of them resigns for good reason (each of “cause” and “good reason” as defined in such offer letters), such named executive officer would receive, in addition to accrued but unpaid base salary, earned but unpaid annual bonus, and reimbursement for all reasonable and necessary expenses incurred in connection with the named executive officer’s performance, the following: (i) continuation of annual base salary for a period of 12 months following the termination date for Dr. Hu, and 9 months following the termination date for Ms. Nealis; and (ii) reimbursement of SES’s portion for continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of 12 months for Dr. Hu, and 12 months for Ms. Nealis, or an earlier date if such named executive officer has secured alternate health insurance coverage. Severance is subject to the execution and non-revocation of a release of claims in favor of SES. Under SES’s offer letter with Dr. Gan, there are no severance benefits in the event that he is terminated without cause or resigns for good reason.

Equity Awards

With respect to the stock options granted to Ms. Nealis, and Dr. Gan in fiscal 2021, in the event of a termination without cause by SES or a resignation by the named executive officer for good reason, these options will accelerate and become 50% vested upon such a termination. In the event of a merger or acquisition, Ms. Nealis’s and Dr. Gan’s options will become fully vested and exercisable.

With respect to the restricted share award granted to Ms. Nealis in fiscal 2021, in the event of a termination without cause by SES or a resignation by her for good reason, the award will vest 50% upon such a termination. In the event of a merger, acquisition or Initial Public Offering (but not the Business Combination), her restricted share award will become fully vested and exercisable.

With respect to the RSUs granted to the named executive officers, in the event of termination of service caused by the death or disability of a named executive officer, a pro-rata portion of the RSUs will vest as of the date of such termination.

Under the Old 2021 Plan, in the event of a “change in control transaction” (as defined in the Old 2021 Plan), the Board may, in its discretion, make adjustments including: (i) providing for the assumption or substitution of options, (ii) causing outstanding options to be paid out in cash based on the excess, if any, of the fair market value over the exercise price, and (iii) providing that all outstanding options and restricted share awards will vest in part or in full immediately prior to such transaction.

Under the 2021 Share Incentive Plan of Old SES (the “Old 2021 Plan”), in the event of a “change in control” (as defined in the New 2021 Plan), the Compensation Committee may, in its discretion, make adjustments, including: (i) providing for the assumption or substitution of awards, (ii) accelerating the exercisability or vesting of the terms of awards for a period of time prior to the occurrence of such event, (iii) modifying the terms of awards to add events, conditions or circumstances (including termination of employment within a specified period of time following the occurrence of such events) upon which the exercisability or vesting of or lapse of restrictions will accelerate, (iv) deeming any performance measures satisfied at target, maximum or actual performance through closing or such other level determined by the Compensation Committee in its sole discretion, including providing for the performance measures (as is or as adjusted) to continue after closing, (v) providing that any options or stock appreciation rights that would not be exercisable prior to the change in control will be exercisable as to all common shares subject thereto (contingent upon the occurrence of the change in control), and (vi) canceling and causing outstanding awards to be paid out in cash based on the excess, if any, of the fair market value over the exercise price.

The Earn-Out Shares and Founder Earn-Out Shares (collectively, the “Escrowed Earn-Out Shares”) were placed into escrow at the Closing of the Business Combination and shall vest on the date that the closing price of shares of Class A common stock is equal to or greater than $18.00 (“Triggering Event”) during the period beginning on the date that is one year following the Closing and ending on the date that is five years following the Closing (the “Earn-Out Period”). If a Triggering Event has not occurred by the expiration of the Earn-Out Period, then the Escrowed Earn-Out Shares shall be cancelled and holders of such shares shall have no right to receive such Escrowed Earn-Out Shares. The Earn-Out Restricted Shares are subject to vesting based on the same terms as the Escrowed Earn-Out Shares and are also subject to forfeiture if such recipient’s service with the Company terminates prior to vesting. If, during the Earn-Out Period, there is a change in control transaction at a per share price of greater than or equal to $18.00 per share, then all Escrowed Earn-Out Shares and Earn-Out Restricted Shares will vest immediately prior to the consummation of such change in control.

PAY VERSUS PERFORMANCE(1)

The following table provides information required by Item 402(v) of Regulation S-K. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

	Summary		Average Summary
	Compensation	Compensation	Compensation	Average Compensation	Value of Initial Fixed $100	Net Income
	Table Total	Actually Paid	Table Total for	Actually Paid to	Investment Based On(6):	(Loss)
Year	for CEO ($)(2)	to CEO ($)(4)	Non-CEO NEOs ($)(3)	Non-CEO NEOs ($)(5)	TSR ($)	(in thousands) ($)
2024	4,099,946	9,439,111	1,480,231	3,155,497	22	(100,185)
2023	3,528,052	2,933,023	1,063,470	(1,494,452)	18	(53,400)
2022	8,904,740	4,499,211	3,319,548	5,627,953	44	(50,993)
(1)

On January 11, 2021, the Company consummated its IPO and on February 3, 2022, the Business Combination closed. None of IVAN’s executive officers received any compensation for services rendered to IVAN prior to the Business Combination Closing.

(2)	Represents the total from the Summary Compensation Table for Dr. Hu for the years 2022 to 2024.
(3)

Represents the amount of compensation actually paid to Dr. Hu for the years 2022 to 2024, as computed in accordance with Item 402(v) of Regulation S-K. The chart below details the additions to and deductions from the Summary Compensation Table totals to calculate the compensation actually paid amounts.

(4)

Represents the average total from the Summary Compensation Table in each applicable year for the Non-CEO NEOs, which are comprised of: for 2024: Ms. Nealis and Dr. Gan; for 2023: Ms. Nealis, Dr. Hong, and Messrs. Makharia and Pilkington and; for 2022: Mses. Nealis and Ban, Dr. Gan and Messrs. Makharia and Son.

(5)	Represents the average amount of compensation actually paid to the Non-CEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The chart below details the additions to and deductions from the Summary Compensation Table totals to calculate the compensation actually paid amounts.

(6)	Represents the cumulative total return on $100 invested in the Company’s Class A common stock as of December 31, 2021 through the last day of public trading of the Company’s Class A common stock in the applicable fiscal year for which the cumulative total return is reported. The Company did not pay dividends for any of 2024, 2023, or 2022.

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for the PEO for each year to determine the compensation actually paid to him for the relevant year:

Year	Summary Compensation Table Total for PEO ($)	Fair value of equity awards granted From Summary Compensation Table ($)(1)	Fair value of current year equity awards at year-end ($)(2)	Change in fair value of prior years’ awards unvested at fiscal year-end ($)(2)	Change in fair value of prior years’ awards that vested in current fiscal year ($)(2)	Forfeitures of prior year awards fair value ($)(2)	Compensation Actually Paid to PEO ($)
2024	4,099,946	(3,043,220)	7,794,915	773,556	(186,086)	—	9,439,111
2023	3,528,052	(2,368,201)	3,062,761	(1,241,172)	(48,417)	—	2,933,023
2022	8,904,740	(7,925,081)	3,519,552	—	—	—	4,499,211
(1)	Represents the average grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” column of the Summary Compensation Table for the applicable year.
(2)	Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid for each period presented. The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate the fair values of options, restricted stock units, and performance share units include the stock price as of the applicable measuring date and, in the case of performance share units, the probable outcome of the performance conditions as of the applicable measuring date. Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

Year	Summary Compensation Table Total for Non-CEO NEOs ($)	Fair value of equity awards granted From Summary Compensation Table ($)(1)	Fair value of current year equity awards at year-end ($)(2)	Change in fair value of prior years’ awards unvested at fiscal year-end ($)(2)	Change in fair value of prior years’ awards that vested in current fiscal year ($)(2)	Forfeitures of prior year awards fair value ($)(2)	Compensation Actually Paid to Non-CEO NEOs ($)
2024	1,480,231	(884,345)	2,265,163	390,335	(95,887)	—	3,155,497
2023	1,063,470	(487,919)	631,695	(1,839,632)	(862,066)	—	(1,494,452)
2022	3,319,548	(2,853,023)	985,472	2,276,066	1,899,890	—	5,627,953

(1)	Represents the average grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” column of the Summary Compensation Table for the applicable year.
(2)	Reflects the average value of equity calculated in accordance with the SEC methodology for determining compensation actually paid for each period presented. The equity award adjustments for each applicable year include the same methodology described above for the CEO.

Relationship between Compensation Actually Paid and Performance Measures

As discussed in more detail in the ”Executive Compensation”, our executive compensation program prioritizes stock-based compensation that vests over time or that vests, if at all, based on predetermined increases in our stock price. Accordingly, we do not tie our cash or equity compensation to one or more financial performance goals, and instead we focus on long-term shareholder value that is realized by our stock price appreciation. We also provide incentive based compensation that is tied to key performance targets that are operational and not financial in nature. As an early-stage growth company in the pre-commercialization stage of development that has not generated any revenue from sales to customers to date and has only generated net losses, we do not view our net income (loss) as a meaningful measure of our performance that is relevant to our executive compensation program.

For fiscal 2024, the compensation actually paid to our CEO was $9,439,111, the average compensation actually paid to our Non-CEO NEOs was $3,155,497, and our Net Income (Loss) for fiscal 2024 was $(100,185) (in thousands). The TSR of our stock was $22 and the TSR of our Fiscal 2024 Peer Group was $29, assuming $100 invested in our stock and the stock of our Fiscal 2024 Peer Group occurred on December 31, 2021, and the reinvestment of all dividends and is cumulative for the measurement period ending on December 31, 2024.

For fiscal 2023, the compensation actually paid to our CEO was $2,933,023, the average compensation actually paid to our Non-CEO NEOs was $(1,494,452), and our Net Income (Loss) for fiscal 2023 was $(53,400) (in thousands). The TSR of our stock was $18 and the TSR of our Fiscal 2023 Peer Group was $31, assuming $100 invested in our stock and the stock of our Fiscal 2023 Peer Group occurred on December 31, 2021, and the reinvestment of all dividends and is cumulative for the measurement period ending on December 31, 2023. The TSR of the Fiscal 2022 Peer Group was $54, assuming $100 was invested on December 31, 2021, and reinvestment of all dividends and is cumulative for the measurement period ending on December 31, 2023.

For fiscal 2022, the compensation actually paid to our CEO was $4,499,211, the average compensation actually paid to our Non-CEO NEOs was $5,627,953, and our Net Income (Loss) for fiscal 2022 was $(50,993) (in thousands). The TSR of our stock was $44 and the TSR of our Fiscal 2022 Peer Group was $54, assuming $100 invested in our stock and the stock of our Fiscal 2022 Peer Group occurred on December 31, 2021, and the reinvestment of all dividends, for the measurement period ending on December 31, 2022.

DIRECTOR COMPENSATION

Our Non-Employee Director Compensation Program, approved by the Board in March 2022 and last revised in February 2024, provides for the following compensation in accordance with industry practice and standards:

●	An annual cash fee of $50,000, with supplemental cash fees of (i) $10,000, $7,500 and $5,000 for non-Chairperson members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively, (ii) $22,500, $15,000 and $15,000 for the Chairpersons of the Audit Committee, the

Compensation Committee, and the Nominating and Corporate Governance Committee respectively and (iii) $20,000 for the Lead Director. Cash fees will be paid quarterly, with a pro rata fee applicable to service for less than a whole quarter. Additionally, if the Chairperson of our Board is a non-employee director, he/she will receive an additional $50,000 annually.
●	Annual equity grant of RSUs with an award value of $160,000 starting in the second year of board service, and initial equity grant of restricted stock units with an award value of $320,000. All such RSUs will vest, vesting fully in one installment one year after the grant date subject to the director’s continued service on such vesting date.

The Compensation Committee recommends to the Board the annual compensation to be paid to the directors of our Board and may, in its discretion, revise or replace the compensation program described above. The Company reimburses each director for any reasonable transportation and lodging expenses actually incurred to attend meetings of our board or committees.

The following table sets forth the total compensation paid to each of our non-employee directors who served during fiscal 2024 for service on the Board during that period.

	Fee Earned or Paid	Stock
Name(1)	in Cash ($)	Awards($)(2)	Total ($)
Dr. Jang Wook Choi	$50,000	$163,983	$213,983
Eric Luo	$85,000	$163,983	$248,983
Dr. Jiong Ma	$100,000	$163,983	$263,983
Michael Noonen(5)	$67,500	$163,983	$231,483
Brian Krzanich(3)	$39,500	$327,966	$367,466
Anirvan Coomer(4)	$—	$—	$—
(1)	Represents all non-employee directors who served on our Board during fiscal 2024. Dr. Qichao Hu, our Founder and Chief Executive Officer, does not receive any additional compensation for his service as a director.
(2)	The amounts in this column represents the aggregate grant date fair value of RSUs granted during each of the years presented, computed in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 17 to the consolidated audited financial statements for the year ended December 31, 2024.
(3)	Mr. Krzanich’s stock awards reflect that he joined the Board in 2024. Additionally, because Mr. Krzanich resigned from our Board later in the year, effective November 1, 2024, his cash fees reflect a prorated amount through that date.
(4)	Mr. Coomer, who was nominated to our Board by GM Ventures, elected to forgo all of his compensation for Fiscal 2024. Mr. Coomer resigned from our Board on October 29, 2024 in connection with the termination of GM Ventures’ director nomination rights, as discussed in “Transactions with Transactions with Related Persons---Related Person Transactions—Director Nomination Agreement.”
(5)	Michael Noonen resigned from the Board effective September 2, 2025.

The below table lists all outstanding equity awards held by our non-employee directors who served in 2024, as of December 31, 2024.

Name	Stock Awards(1)
Dr. Jang Wook Choi	127,119
Eric Luo	127,119
Dr. Jiong Ma	127,119
Michael Noonen(4)	127,119
Anirvan Coomer(2)	—
Brian Krzanich(3)	—
(1)	Includes RSUs unvested as of December 31, 2024. The RSUs were granted to each non-employee director on February 6, 2024 and vest in full on the first anniversary of the grant date, subject to the director’s continued service through such vesting date.

(2)	Mr. Coomer had no outstanding equity awards upon his departure because, as discussed above, he elected to forgo all of his compensation for Fiscal 2024.
(3)	Mr. Krzanich’s unvested RSUs were cancelled on November 1, 2024 when he resigned as a director.
(4)	Michael Noonen resigned from the Board effective September 2, 2025.

Director Stock Ownership Guidelines

Beginning in fiscal 2022 we adopted stock ownership guidelines that require each director to beneficially own shares of our Class A Common Stock (including Class A Common Stock held in trust or by certain family members and stock underlying unvested RSUs or restricted stock awards) with the equivalent value, calculated annually at the end of each fiscal year, of at least five times the aggregate annual cash retainer for a director. Each director is required to achieve such stock ownership requirements by the date of the fifth anniversary of such director’s appointment (or, for those directors serving at the time of adoption of these ownership guidelines, within 5 years after such adoption). Until the required ownership level is reached, directors are required to retain at least 100% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options. As of August 25, 2025, all of our directors then serving had met the stock ownership requirement or were within the applicable five-year grace period for compliance.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy

We have adopted a formal written policy that sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. The policy provides for the review and approval of any such transactions with related persons, and requires, among other things, that:

●	The Audit Committee or disinterested members of the board shall review the material facts of all related person transactions.
●	In reviewing any related person transaction, the committee will take into account, among other factors that it deems appropriate: the importance and fairness of the transaction to us and the related person; the business rationale for engaging in the transaction; whether the value and terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by us with non-related persons; the extent of the related person’s interest in the transaction; whether the transaction would likely impair the judgment of a director or executive officer to act in the best interests of us and our stockholders; and the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee.
●	In reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate: the importance and fairness of the transaction to us and the related person; the business rationale for engaging in the transaction; whether the value and terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by SES with non-related persons; the extent of the related person’s interest in the transaction; whether the transaction would likely impair the judgment of a director or executive officer to act in the best interests of SES and its stockholders; and the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;
●	In connection with its review of any related person transaction, we shall provide the committee or disinterested members of the board with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of ours in connection with such related person transaction.

●	If a related person transaction will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related person.

In addition, under our Code of Conduct, our employees, directors and director nominees will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

All of the transactions described in this section occurred prior to the adoption of the Related Person Transaction Policy.

Related Person Transactions

GM Joint Development Agreement

In February 2021, SES executed a JDA with GM Global Technology Operations LLC (“GM Technology”) and General Motors Holdings LLC (“GM Holdings”), with a budget over $50.0 million, to jointly develop an A-Sample battery cell with a capacity of almost 100 Ah and build out a prototype manufacturing line for GM Technology. GM Technology is an affiliate of GM Ventures and a subsidiary of GM Holdings (GM Ventures and GM Holdings collectively, the “GM Funds”), both of which are stockholders of SES. GM Holdings is also a subsidiary of GM. The JDA has an initial term of three years. Under the terms of the JDA, SES would receive reimbursement of research and development and prototype buildout costs. SES would not be required to refund such fees once due to SES regardless of the results of the research and development activities, however, ownership of the prototype line would remain with GM, unless purchased by SES. During each of the fiscal years ended December 31, 2024 and 2023, SES invoiced approximately $3.2 million and $10.6, respectively pursuant to the terms of the JDA. On October 29, 2024, the Company and GM Ventures mutually agreed to terminate the Director Nomination Agreement. As a result, GM is no longer a related party following termination of the Director Nomination Agreement.

Director Nomination Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and Old SES entered into the Director Nomination Agreement with GM Ventures, pursuant to which, among other things, GM Ventures had the right to nominate one person for election to the Board from and after the Effective Time for so long as GM Ventures together with its affiliates, collectively continue to beneficially own at least 5% of the fully diluted outstanding equity securities of SES. On October 29, 2024, the Company and GM Ventures mutually agreed to terminate the Director Nomination Agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2024.

	Number of				Number of Securities
	Securities				Remaining
	to be Issued		Weighted Average		Available for
	Upon Exercise of		Exercise Price of		Future Issuance
	Outstanding Options,		Outstanding Options,		Under Equity
	Warrants and Rights		Warrants and Rights		Compensation Plans
Equity Compensation plans approved by security holders(1)	19,255,973	(2)	$—	(2)	37,263,345
Equity Compensation plans not approved by security holders	—		—		—
Total	19,255,973	(3)			37,263,345
(1)	Relates only to the New 2021 Plan which was approved by the Company’s board and stockholders in connection with the Business Combination. The New 2021 Plan allows for the maximum number of shares issuable to automatically increase on January 1 of each year (beginning January 1, 2023) through 2031 in an amount equal to two percent of the total number of shares of Class A common stock outstanding on December 31 of the preceding year; provided, however that the Board may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of Common Shares. The number of additional shares available for issuance under the New 2021 Plan due to this provision as of each January 1, 2023 and 2024 are reflected in this table.

(2)	Includes 13,282,923 shares issuable pursuant to RSUs and 5,973,050 shares issuable pursuant to PSUs. The RSUs and PSUs were granted without consideration. Accordingly, there is no weighted-average exercise price of outstanding awards.

(3)	This table does not include equity awards granted by Old SES that were assumed by the Company in connection with the Business Combination. As of December 31, 2024, the following assumed equity awards were outstanding: 6,063,110 incentive stock options and non-statutory stock options. The weighted average exercise price of such outstanding options was $0.19 per share. No additional equity awards may be granted under the Old SES Plans that were assumed by the Company.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

Householding of Proxies

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and Proxy Statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from their broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes their consent. If your Notice of Internet Availability of Proxy Materials or your annual report and Proxy Statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing to: 35 Cabot Road, Woburn, MA 01801, by email to: ir@ses.ai, or by telephone at: (339) 298-8850.

Insider Trading

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. For more information on compensation-related aspects of this policy, see “Executive Compensation— Compensation Risk Mitigation—Policy on Hedging and Pledging.” It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our insider trading policy is attached as Exhibit 19.1 to the Annual Report.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, https://ses.ai, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Conduct, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and amendments thereto are also available at our website, as described above. If we make any amendments to our Code of Conduct or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, to the Company by writing to the address appearing in this Proxy Statement, by emailing ir@ses.ai, or by calling (339) 298-8850.

Stockholder Proposals for 2026 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders. To be eligible for inclusion in the proxy statement for the Company’s 2026 Annual Meeting of Stockholders, any such stockholder proposals must be submitted in writing to the Chief Legal Officer of the Company no later than May 11, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement for the Company’s 2026 Annual Meeting of Stockholders.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2026 Annual Meeting of Stockholders, without having it included in the Company’s Proxy Statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Chief Legal Officer at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the closing of business on the 120th day prior to the first anniversary of the 2025 Annual Meeting of Stockholders, unless the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2025 Annual Meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than June 3, 2026 and no later than July 3, 2026. Notwithstanding the foregoing, if the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 after the first anniversary of the 2025 Annual Meeting of Stockholders, to be timely, a stockholder’s notice must be received by the Chief Legal Officer at the principal executive offices of the Company not later than the later of the close of business on the 90th day prior to the 2026 Annual Meeting of Stockholders, or the close of business on the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company. In all cases, the notice must include the information required by our bylaws.

Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

Notices of any proposals or nominations for the Company’s 2026 Annual Meeting of Stockholders should be sent to SES AI Corporation, Attention: Chief Legal Officer, 35 Cabot Road, Woburn, MA 01801.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this Proxy Statement may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding future financial performance, results of operations, expectations, plans, strategies, goals, priorities. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements, including due to changes in economic and financial conditions, such as volatility in the banking sector and in the capital or credit markets, and due to other factors discussed in the section titled “Risk Factors” in our Annual Report and Quarterly Reports and other documents filed with the Securities and Exchange Commission from time to time. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V79190-P37859 1a. Dr. Qichao Hu For Against Abstain For Withhold ! ! ! ! ! ! SES AI CORPORATION 35 CABOT ROAD WOBURN, MA 01801 SES AI CORPORATION Nominee: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. 1. To elect the one Class III director nominee to hold office until the 2028 Annual Meeting of Stockholders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. To approve, in a non-binding advisory vote, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on September 30, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SES2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on September 30, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V79191-P37859 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com. SES AI CORPORATION Annual Meeting of Stockholders October 1, 2025 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Jing Nealis and Kyle Pilkington, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SES AI CORPORATION that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on October 1, 2025, via live webcast at www.virtualshareholdermeeting.com/SES2025, and any adjournment or postponement thereof, with authority to vote upon the proposals identified on the reverse side of this Proxy Card and in their discretion upon such other matters as may be properly presented at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS BY THE UNDERSIGNED STOCKHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. Continued and to be signed on reverse side